UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

CHINA LENDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-36664	98-1192662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Satellite Building 473 Satellite Road Economic Technological Development Zone Urumqi, Xinjiang, China	830000
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: +86 991-3072247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 29, 2016, China Lending Corporation (the “Company”) issued a press release announcing that its Board of Directors has approved a one-time dividend of $0.09 per ordinary share which represents 15% of the Company’s 2015 net income. The dividend will be paid on October 18, 2016 to holders of record of the Company’s ordinary shares on September 8, 2016. The dividend will be payable in cash or ordinary shares, at the election of each shareholder. An election notice will be mailed to the Company’s ordinary shareholders on or about September 9, 2016. Each shareholder will have until September 29, 2016 to elect whether to receive the dividend in cash or ordinary shares. Any shareholder that has not made an election by September 29, 2016 will be deemed to have elected to receive the dividend in ordinary shares. Shareholders whose dividend is payable in ordinary shares will receive a cash payment in lieu of any fractional share due.

A copy of the press release is filed herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K.

99.1	Press Release dated August 29, 2016.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LENDING CORPORATION

August 29, 2016	By:	/s/ Li Jingping
Li Jingping
President and Chief Executive Officer

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